Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Atmus Filtration Technologies Inc. of our report dated February 14, 2024 relating to the financial statements of Atmus Filtration Technologies Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Nashville, Tennessee

February 14, 2024